U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2008
AMERICAN POST TENSION, INC.
(Exact name of registrant as specified in charter)

Delaware	000-50090	13-3926203
(State or other	(Commission File	(I.R.S. Employer
of jurisdiction incorporation)	Number)	Identification No.)

1179 Center Point Drive, Henderson, NV	89074

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code:     (702) 565-7866

Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 12, 2008, Dean Homayouni, Chief Financial Officer of American Post Tension, Inc. (the “Company”), delivered to the Company a notice of termination pursuant to the terms of the Company’s employment agreement with Mr. Homayouni, resulting from a compensation dispute with the Company.
     The Company and Mr. Homayouni attempted, during the period from March 12 to April 4, to settle the dispute regarding the termination of his employment and any ongoing relationship to the Company (including, among other things, whether he would act as the Company’s Chief Financial Officer during such period of negotiations and, if agreed, after such period). It is the Company’s position that Mr. Homayouni provided some services to the Company during this interim period as an independent contractor. On April 4, 2008, those settlement discussions and Mr. Homayouni’s relationship to the Company were terminated without resolution. If Mr. Homayouni wishes to do so, the Company intends to arbitrate any matters still in dispute, as provided in the employment agreement with Mr. Homayouni.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

American Post Tension, Inc.
Date: April 9, 2008	By:	/s/ Edward Hohman
	Name:	Edward Hohman
Chairman and Chief Executive Officer

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